Exhibit 99.1

Date: February 13, 2023

News Release – Investor Update

Parks! America, Inc. Reports Q1 Fiscal 2023 Results

●	First quarter EBITDA of $92,360, increased $380,529, largely driven by SG&A reduction from Missouri Christmas lights and reduced spending
●	Total net sales of $1.86 million, declined 4.3%, driven by lower attendance, nearly offset by higher per capita spending and animal sales
●	Second quarter attendance based net sales are trending positive, increasing nearly 20% for the first six weeks
●	PRKA remains focused on long-term growth, with a compelling 2023 capital investment plan combined with enhanced marketing efforts and focus on improving operational efficiencies

PINE MOUNTAIN, Georgia, February 13, 2023 – Parks! America, Inc. (OTCPink: PRKA), today announced the results for its first fiscal quarter ended January 1, 2023.

First Quarter Fiscal 2023 Highlights

Reported total net sales for the fiscal quarter ended January 1, 2023 were $1.86 million, a decrease of $83,379, compared to $1.94 million for the fiscal quarter ended January 2, 2022. Reported attendance based net sales were $1.82 million, a decrease of $124,472 or 6.4%, while animal sales increased by $41,093.

The Company reported a net loss of $152,960, or $0.00 per basic share and fully diluted share, for its fiscal quarter ended January 1, 2023, compared to a net income loss of $421,940, or $0.01 per basic share and fully diluted share, for its fiscal quarter ended January 2, 2022, resulting in a decrease $268,980. The decrease in the Company’s first quarter net loss is primarily attributable to lower expenses, including the elimination of the lease cost for the Missouri Christmas lights event in the prior year, lower advertising expense and elimination of executive bonuses as well as the timing of approval of board fees. Higher animal sales and higher per capita revenues were offset by lower attendance. Attendance based net sales declined in all three parks, driven largely by unfavorable weather falling on key weekends and holiday periods as well as the scaling back of the Christmas lights event at our Missouri park. The Company generated earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $92,360 for the fiscal quarter ended January 1, 2023, a net increase of $380,529, compared to negative EBITDA of $288,169 for the fiscal quarter ended January 2, 2022.

“We are pleased with our fiscal 2023 first quarter results, as we are beginning to see the impact of shifting our marketing spend to focus on key periods, as well as our overall efforts to manage costs during low-volume periods,” commented Lisa Brady, President and CEO. “While first quarter attendance declined, we are encouraged by strong attendance on weekends and key periods when the weather was favorable,” Brady continued. “Additionally, excluding the impact of the Christmas lights in 2022, Missouri attendance based net revenue increased versus the prior year. Marketing spend will be more concentrated during high-volume, high-impact periods versus historical spend which was spread more evenly across the year. While this shift creates a slight headwind in low volume periods, we expect to more than offset the impact through increases in high-volume periods. I am also pleased to note that attendance based net sales for the first six weeks of our second fiscal quarter are up nearly 20%, demonstrating resilient demand when conditions are favorable.”

Balance Sheet and Liquidity

The Company had working capital of $4.36 million as of January 1, 2023, compared to $4.67 million as of October 2, 2022 and $4.84 million as of January 2, 2022. The Company had total debt of $4.78 million as of January 1, 2023, compared to $4.96 million as of October 2, 2022 and $5.79 million as of January 2, 2022. The Company’s debt-to-equity ratio was 0.31 to 1.0 as of January 1, 2023, compared to 0.32 to 1.0 as of October 2, 2022 and 0.41 to 1.0 as of January 2, 2022.

Fiscal 2023 Investments and Events

“We have a strong menu of capital improvements planned for the fiscal 2023 season and are confident in the plan we have laid out to drive organic growth,” said Brady. “At our flagship Georgia park, we are upgrading a section of the Walkabout Adventure Zoo including an enhanced lemur exhibit and an all-new aviary, which will include a Budgie animal encounter. At our Texas park, we are adding an additional pasture, allowing guests to feed our zebras during the drive-through experience. In our Missouri park, our new Otter Exhibit will open by spring break. Additionally, we are expanding the popular animal encounters introduced during our 2022 fiscal year, as well as enhancing the educational offerings and events at all our parks,” Brady added.

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“In addition to targeted capital improvements, we are heading into the first full season with our new marketing agency, Boelter & Lincoln and believe we will benefit from a well-rounded marketing plan including incremental focus on digital, new collateral and cohesive strategy around organic brand building efforts,” commented Brady. “Our teams are focused on adding guest-experience-enhancing elements within each park, including education and immersive theming and signage to continue to build upon the one-of-a-kind experience we provide our guests. All of this, coupled with enhanced group sales efforts and refined focus on operational execution, provides a strong plan for our 2023 season.”

“Lastly, over my first couple of months in the role, I have had the chance to spend time with our teams at each park and have come away impressed with the talent, passion and commitment we have within our organization. We will continue to empower and develop our people and invest in our facilities, which we believe is critical in driving organic growth. I would like to thank our team and our investors for their continued support, and we look forward to seeing you all in our parks this season,” Brady finished.

About Parks! America, Inc.

Parks! America, Inc. (OTCPink: PRKA), through its wholly owned subsidiaries, owns and operates three regional theme parks - the Wild Animal Safari theme park in Pine Mountain, Georgia, the Wild Animal Safari theme park located in Strafford, Missouri, as well as the Aggieland Wild Animal Safari theme park, located near Bryan/College Station, Texas, which was acquired on April 27, 2020.

Additional information, including our Form 10-K for the fiscal year ended October 2, 2022, is available on the Company’s website, http://www.animalsafari.com.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information contained herein, this news release contains certain “forward-looking statements” within the meaning of U.S. securities laws. Such forward-looking statements involve risks and uncertainties, including, among other things, statements concerning: our business strategy; liquidity and capital expenditures; future sources of revenues and anticipated costs and expenses; and trends in industry activity generally. Such forward-looking statements include, among others, those statements including the words such as “may,” “will,” “should,” “expect,” “plan,” “could,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or similar language or by discussions of our outlook, plans, goals, strategy or intentions.

You are cautioned to not place undue reliance on these forward-looking statements; our actual results may differ significantly from those projected in the forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to vary materially from future results include but are not limited to: competition from other parks which we believe is increasing, factors related to the spread of COVID-19 and its variants, difficulty engaging seasonal and full-time workers, weather conditions during our primary tourist season, the price of animal feed and the price of gasoline. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, we cannot guarantee future results, levels of activity, performance or achievements.

We believe the expectations reflected in forward-looking statements are reasonable, however we can give no assurances that such expectations will be realized, and actual results could differ materially. We assume no obligation to update any of these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements, except as required by applicable law. A further description of these risks, uncertainties and other matters can be found in the Company’s annual report and other reports filed from time to time with the Securities and Exchange Commission, including but not limited to the Company’s Annual Report on Form 10-K for the fiscal year ended October 2, 2022.

Contact:	Lisa Brady
President and Chief Executive Officer
(706) 663-8744
lisa@parksamerica.com

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PARKS! AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended January 1, 2023 and January 2, 2022

	For the three months ended
	January 1, 2023	January 2, 2022
Net sales	$1,817,579	$1,942,051
Sale of animals	43,800	2,707
Total net sales	1,861,379	1,944,758

Cost of sales	272,620	283,036
Selling, general and administrative	1,526,012	1,976,797
Depreciation and amortization	217,184	193,075
(Gain) loss on disposal of operating assets	-	(18,000)
Loss from operations	(154,437)	(490,150)

Other income, net	29,613	26,906
Interest expense	(58,736)	(68,896)
Loss before income taxes	(183,560)	(532,140)

Income tax provision	(30,600)	(110,200)
Net loss	$(152,960)	$(421,940)

Loss per share - basic and diluted	$(0.00)	$(0.01)

Weighted average shares outstanding (in 000’s) - basic and diluted	75,227	75,124

PARKS! AMERICA, INC. AND SUBSIDIARIES

ATTENDANCE BASED NET SALES

For the Three Months Ended January 1, 2023 and January 2, 2022

	For the three months ended
	January 1, 2023	January 2, 2022
Georgia	$1,295,341	$1,308,440
Missouri	219,765	267,395
Texas	302,473	366,216
Total attendance based net sales	$1,817,579	$1,942,051

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PARKS! AMERICA, INC. AND SUBSIDIARIES

RECONCILIATION OF EBITDA

For the Three Months Ended January 1, 2023 and January 2, 2022

	For the three months ended
	January 1, 2023	January 2, 2022
Reported loss before income taxes	$(183,560)	$(532,140)
Interest expense	58,736	68,896
Depreciation and amortization	217,184	193,075
(Gain) loss on disposal of operating assets, net	-	(18,000)
EBITDA	$92,360	$(288,169)

PARKS! AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

As of January 1, 2023, October 2, 2022 and January 2, 2022

	January 1, 2023	October 2, 2022	January 2, 2022
ASSETS
Cash	$4,721,988	$5,472,036	$5,875,181
Accounts receivable	3,335	4,405	6,810
Inventory	542,147	541,986	460,691
Prepaid expenses	257,984	170,782	324,173
Total current assets	5,525,454	6,189,209	6,666,855

Property and equipment, net	14,780,639	14,811,742	13,904,735
Right of use asset, net	-	-	309,661
Intangible assets, net	80,691	79,565	10,691
Other assets	23,090	23,090	15,974
Total assets	$20,409,874	$21,103,606	$20,907,916

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable	$75,661	$267,567	$304,845
Other current liabilities	353,155	521,872	662,148
Current portion of finance lease obligation	-	-	155,836
Current portion of long-term debt, net	741,326	732,779	707,639
Total current liabilities	1,170,142	1,522,218	1,830,468

Long-term portion of finance lease obligation	-	-	149,804
Long-term debt, net	4,038,746	4,227,442	4,780,032
Total liabilities	5,208,888	5,749,660	6,760,304

Stockholders’ equity
Common stock	75,227	75,227	75,124
Capital in excess of par	4,987,762	4,987,762	4,934,212
Treasury stock	-	-	(3,250)
Retained earnings	10,137,997	10,290,957	9,141,526
Total stockholders’ equity	15,200,986	15,353,946	14,147,612
Total liabilities and stockholders’ equity	$20,409,874	$21,103,606	$20,907,916

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